Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-152176 and 333-142248 on Form S-8 of our reports dated November 22, 2022, relating to the financial statements of TFS Financial Corporation and the effectiveness of TFS Financial Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

/s/ Deloitte & Touche LLP
Cleveland, Ohio
November 22, 2022